Exhibit 3.1

Government of Puerto Rico Department of State Transaction Date: 11-Jul-2019 Register No: 430601 Order No: 1676748

Government of Puerto Rico
Certificate of Incorporation of a Stock Corporation

Article I - Corporation Name

The name of the Domestic Corporation is: RED CAT MOTOR CORPORATION

Desired term for the entity name is: Corporation

Article II - Designated Office and Resident Agent

Its designated office in the Government of Puerto Rico will be located at:

Street Address	165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
Mailing Address	165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
Phone	(939) 200-9400

The name, street and mailing address of the Resident Agent in charge of said office is:

Name	THOMPSON, JEFF
Street Address	165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
Mailing Address	165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
Email	JEFF@REDCATPROPWARE.COM
Phone	(939) 200-9400

Article III - Nature of Business

This is a For Profit entity whose nature of business or purpose is as follows:

ALL LAWFUL BUSINESS PURPOSES THAT A CORPORATION MAY BE PERMITTED TO UNDERTAKE UNDER THE LAWS OF THE COMMONWEALTH OF PUERTO RICO.

Article IV - Capital Stock

The number and classes of authorized capital stock of this corporation are as follows:

Class	Common
Share Number	50,000
Par Value	$100.00

The denomination, faculties, preferences, and rights of the stock are:

Fixed by the Board of Directors by corporate resolution.

1

Article V - Incorporators

The name, street and mailing address of each Incorporator is as follows:

Name	THOMPSON, JEFF
Street Address	165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
Mailing Address	165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
Email	JEFF@REDCATPROPWARE.COM

Article VI - Officers

If the faculties of the Incorporators will end upon the filing of the Certificate of Incorporation of a Stock Corporation, the names, physical and mailing address of the persons who will act as Officers until the first annual meeting of the members or until their successors replace them are as follows:

Name	THOMPSON, JEFF
Title	President
Street Address	165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
Mailing Address	165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
Email	JEFF@REDCATPROPWARE.COM
Expiration Date	Indefinite

Article VII - Terms of Existence

The term of existence of this entity will be: Perpetual

The date from which the entity will be effective is: 11-Jul-2019

Supporting Documents

Document	Date Issued

STATEMENT UNDER PENALTY OF PERJURY

IN WITNESS WHEREOF, I/We THOMPSON, JEFF, the undersigned, for the purpose of forming a corporation pursuant to the laws of Puerto Rico, hereby swear that the facts herein stated are true. This 11th day of July, 2019.

2

Government of Puerto Rico Department of State Transaction Date: 20-Oct-2020 Register No: 430601 Order No: 1888568

Government of Puerto Rico
Amendment to Articles of Incorporation

430601 - RED CAT MOTOR CORPORATION

A resolution was adopted setting forth (a) proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the following Article(s)

Corporation Name

Previous	Actual
RED CAT MOTOR CORPORATION	AEROCARVEUS CORPORATION

Supporting Documents

Document	Date Issued
Corporate Resolution	20-Oct-2020

STATEMENT UNDER PENALTY OF PERJURY

IN WITNESS WHEREOF, I, LOMBA, LUIS [CPA - CPA] the undersigned, being authorized to file amendment(s) for the corporation, hereby swear that the facts herein stated in this certificate are true, this 20th day of October, 2020.

3

Government of Puerto Rico

CERTIFICATE OF AMENDMENT

I, Raúl Márquez Hernández, Secretary of State of the Government of Puerto Rico,

CERTIFY: That on October 20, 2020, at 02:31 PM, "RED CAT MOTOR CORPORATION", registry number 430601, performed the following transaction:

Name Change

Previous	Actual
RED CAT MOTOR CORPORATION	AEROCARVEUS CORPORATION

IN WITNESS WHEREOF, the undersigned by virtue of the authority vested by law, hereby issues this certificate and affixes the Great Seal of the Government of Puerto Rico, in the City of San Juan, Puerto Rico, today, October 20, 2020.

Raúl Márquez Hernández

Secretary of State

4

Department of State of Puerto Rico

Calle San José

San Juan, PR 00901

Red Cat Motor Corporation
EIN: 66-0927642

Registry Number: 430601

I, Jeff Thompson, President and Owner of Red Cat Motor Corporation authorize the change of the corporation’s name from Red Cat Motor Corporation to AerocarveUS effective the day this Corporate Resolution is submitted to the Department of State.

Current Name	New Name

Red Cat Motor Corporation	AerocarveUS

Sincerely,

Jeff Thompson

President

5

Government of Puerto Rico Department of State Transaction Date: 20-Oct-2020 Register No: 430601 Order No: 1888580

Government of Puerto Rico
Amendment to Articles of Incorporation

430601 - AEROCARVEUS CORPORATION

A resolution was adopted setting forth (a) proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the following Article(s)

Officers

The name, street and mailing addresses and email address of the officers are:

Name	NEWMAN, MATTHEW
Title(s):	President
Street Address	165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
Mailing Address	165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
Email	MATTHEWJNEWMAN4@GMAIL.COM

Name	NEWMAN, MATTHEW
Title(s):	Vice President
Street Address	165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
Mailing Address	165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
Email	MATTHEWJNEWMAN4@GMAIL.COM

Supporting Documents

Document	Date Issued
Corporate Resolution	20-Oct-2020

STATEMENT UNDER PENALTY OF PERJURY

IN WITNESS WHEREOF, I, LOMBA, LUIS [CPA - CPA] the undersigned, being authorized to file amendment(s) for the corporation, hereby swear that the facts herein stated in this certificate are true, this 20th day of October, 2020.

6

Government of Puerto Rico

CERTIFICATE OF AMENDMENT

I, Raúl Márquez Hernández, Secretary of State of the Government of Puerto Rico,

CERTIFY: That, AEROCARVEUS CORPORATION, register number 430601, filed the following transaction on October 20, 2020, at 02:48 PM:

Officers Amendment

Previous	Current
THOMPSON, JEFF	NEWMAN, MATTHEW
President	President
165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235	165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235	165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
JEFF@REDCATPROPWARE.COM	MATTHEWJNEWMAN4@GMAIL.COM

THOMPSON, JEFF	NEWMAN, MATTHEW
Vice President	Vice President
165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235	165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235	165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
JEFF@REDCATPROPWARE.COM	MATTHEWJNEWMAN4@GMAIL.COM

IN WITNESS WHEREOF, the undersigned by virtue of the authority vested by law, hereby issues this certificate and affixes the Great Seal of the Government of Puerto Rico, in the City of San Juan, Puerto Rico, today, October 20, 2020.

Raúl Márquez Hernández

Secretary of State

7

Department of State of Puerto Rico

Calle San José

San Juan, PR 00901

Red Cat Motor Corporation
EIN: 66-0927642

Registry Number: 430601

I, Jeff Thompson, President and Owner of Red Cat Motor Corporation authorize the change of the corporation’s president from Jeff Thompson to Matthew Newman effective the day this Corporate Resolution is submitted to the Department of State.

Current President	New President

Jeff Thompson	Matthew Newman

Sincerely,

Jeff Thompson

President

8

Government of Puerto Rico Department of State Transaction Date: 07-Sep-2021 Register No: 430601 Order No: 2104885

Government of Puerto Rico
Amendment to Articles of Incorporation

430601 - AEROCARVEUS CORPORATION

A resolution was adopted setting forth (a) proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the following Article(s)

Capital Stock

The number and classes of authorized capital stock of this corporation are as follows:

Class	Common
Share Number	90,000,000
Par Value	$0.01

The denomination, faculties, preferences, and rights of the stock are:

Fixed by the Board of Directors by corporate resolution.

The number and classes of authorized capital stock of this corporation are as follows:

Class	Preferred
Share Number	10,000,000
Par Value	$0.01

The denomination, faculties, preferences, and rights of the stock are:

Fixed by the Board of Directors by corporate resolution.

Supporting Documents

Document	Date Issued
Corporate Resolution	30-Aug-2021

STATEMENT UNDER PENALTY OF PERJURY

IN WITNESS WHEREOF, I, ALEMAR, JEANELLE [Attorney/Paralegal - Attorney] the undersigned, being authorized to file amendment(s) for the corporation, hereby swear that the facts herein stated in this certificate are true, this 7th day of September, 2021.

9

Government of Puerto Rico

CERTIFICATE OF AMENDMENT

I, Omar J. Marrero Díaz, Secretary of State of the Government of Puerto Rico,

CERTIFY: That on September 07, 2021, at 04:18 PM, "AEROCARVEUS CORPORATION", registry number 430601, performed the following amendment:

Stocks

IN WITNESS WHEREOF, the undersigned by virtue of the authority vested by law, hereby issues this certificate and affixes the Great Seal of the Government of Puerto Rico, in the City of San Juan, Puerto Rico, today, September 7, 2021.

Omar J. Marrero Díaz

Secretary of State

10

WRITTEN CONSENT

OF THE BOARD OF DIRECTORS OF

AEROCARVEUS CORPORATION

The undersigned, being the sole member of the Board of Directors (the “Board”) of AEROCARVEUS CORPORATION (the “Corporation”), a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, hereby adopts the following resolutions by written consent of the sole members without a meeting, pursuant to Article 4.01(E) of Puerto Rico’s General Corporations Act, Act No. 164-2009, P.R. Laws Ann. Tit. 14, §§ 3501-4066, as amended from time to time (the “Act”), and does hereby consent to the adoption of the following resolutions by means of a written consent in lieu of a meeting:

WHEREAS, the Board deems advisable and in the best interest of the Corporation to increase the amount of authorized capital of the Corporation.

NOW, THEREFORE, be it

RESOLVED, that the authorized capital of the Corporation is increased to the following amounts:

Type of Share	Number of Shares	Par Value Per Share
Common	90,000,000	$0.01
Preferred	10,000,000	$0.01

BE IT FURTHER RESOLVED, that in accordance with the Act, the denominations, faculties, preferences and rights of such shares shall be fixed by the Board of Directors by corporate resolution; and

BE IT FURTHER RESOLVED, that the officers of this Corporation be, and they hereby are, authorized and directed to take any such actions as may be deemed necessary and advisable in order to carry on the business of this Corporation; and

BE IT FINALLY RESOLVED, that any and all actions taken by any officer, director, employee, agent or advisor of the Company or any person or persons in connection with any transaction or objectives approved in any or all foregoing resolutions, and all transactions related thereto, are hereby approved, ratified and confirmed in all respects as the acts and deeds of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent of the Board of Directors of AEROCARVEUS CORPORATION, on this 30th day of August, 2021.

Name: Jeff Thompson

Title: Director

11

Government of Puerto Rico Department of State Transaction Date: 05-Jul-2022 Register No: 430601 Order No: 2321691

Amendment to Articles of Incorporation

430601 - AEROCARVEUS CORPORATION

A resolution was adopted setting forth (a) proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the following Article(s)

Corporation Name

Previous	Actual
AEROCARVEUS CORPORATION	UNUSUAL MACHINES, INC.

Supporting Documents

Document	Date Issued
Corporate Resolution	06-Jun-2022

STATEMENT UNDER PENALTY OF PERJURY

IN WITNESS WHEREOF, I, ALEMAR, JEANELLE [Attorney/Paralegal - ATTORNEY] the undersigned, being authorized to file amendment(s) for the corporation, hereby swear that the facts herein stated in this certificate are true, this 5th day of July, 2022.

12

CERTIFICATE OF AMENDMENT

I, Omar J. Marrero Díaz, Secretary of State of the Government of Puerto Rico,

CERTIFY: That on July 05, 2022, at 10:17 AM, "AEROCARVEUS CORPORATION", registry number 430601, performed the following transaction:

Name Change

Previous	Actual

AEROCARVEUS CORPORATION	UNUSUAL MACHINES, INC.

IN WITNESS WHEREOF, the undersigned by virtue of the authority vested by law, hereby issues this certificate and affixes the Great Seal of the Government of Puerto Rico, in the City of San Juan, Puerto Rico, today, July 5, 2022.

Omar J. Marrero Díaz

Secretary of State

13

WRITTEN CONSENT TO ACTION TAKEN WITHOUT MEETING

BY THE SHAREHOLDERS OF

AREROCARVEUS CORPORATION,

a Puerto Rico corporation

Pursuant to authority granted by Section 3657(a) of the Puerto Rico General Corporations Act, the corporate action referenced below is hereby taken without a meeting by the shareholders of AerocarveUS Corporation, a Puerto Rico corporation (the “Corporation”), and Shareholders holding a majority of the voting power have, on June 6, 2022, consented to the following resolution as shown by the signatures below.

BE IT HEREBY RESOLVED: that the shareholders of the Corporation hereby approve an amendment to the Certificate of Incorporation of the Corporation to change the name of the Corporation to “Unusual Machines, Inc.”

By signatures below, the shareholders waive notice of the time, place, and purpose of the meeting of the shareholders and agree to the above transaction of business by written consent of the shareholders in lieu of a meeting of the shareholders.

By:	/s/ Jeffrey M. Thompson
Jeffrey M. Thompson
1,257,000 shares

By:	/s/ John J. Laxague
John J. Laxague
150,000 shares

By:	/s/ Matthew J. Newman
Matthew J. Newman
150,000 shares

By:	/s/ Jonathan Honig
Jonathan Honig
125,000 shares

By:	/s/ Gordon Holmes
Gordon Holmes
725,000 shares

14

Government of Puerto Rico Department of State Transaction Date: 13-Jul-2022 Register No: 430601 Order No: 2324745

Amendment to Articles of Incorporation

430601 - UNUSUAL MACHINES, INC.

A resolution was adopted setting forth (a) proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the following Article(s)

Officers

The name, street and mailing addresses and email address of the officers are:

Name:	NEWMAN, MATTHEW
Title(s):	President
Street Address:	165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
Mailing Address:	165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
Email:	MATTHEWJNEWMAN4@GMAIL.COM

Name:	Torres Declet, Brandon
Title(s):	Chief Executive Officer
Street Address:	165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
Mailing Address:	165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
Email:	brandon@aerocarveus.com

Name:	Torres Declet, Brandon
Title(s):	Chairman of the Board
Street Address:	165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
Mailing Address:	165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
Email:	brandon@aerocarveus.com

Supporting Documents

Document	Date Issued
Corporate Resolution	06-Jun-2022

STATEMENT UNDER PENALTY OF PERJURY

IN WITNESS WHEREOF, I, ALEMAR, JEANELLE [Attorney/Paralegal - Attorney] the undersigned, being authorized to file amendment(s) for the corporation, hereby swear that the facts herein stated in this certificate are true, this 13th day of July, 2022.

15

CERTIFICATE OF AMENDMENT

I, Omar J. Marrero Díaz, Secretary of State of the Government of Puerto Rico,

CERTIFY: That, UNUSUAL MACHINES, INC., register number 430601, filed the following transaction on July 13, 2022, at 07:47 PM:

Officers Amendment

Previous	Current
NEWMAN, MATTHEW	NEWMAN, MATTHEW
President	President
165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235	165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235	165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
MATTHEWJNEWMAN4@GMAIL.COM	MATTHEWJNEWMAN4@GMAIL.COM

NEWMAN, MATTHEW	Torres Declet, Brandon
Vice President	Chief Executive Officer
165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235	165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235	165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
MATTHEWJNEWMAN4@GMAIL.COM	brandon@aerocarveus.com

Torres Declet, Brandon
Chairman of the Board
165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
165 PONCE DE LEON AVE, SECOND FLOOR, SAN JUAN, PR, 00917-1235
brandon@aerocarveus.com

IN WITNESS WHEREOF, the undersigned by virtue of the authority vested by law, hereby issues this certificate and affixes the Great Seal of the Government of Puerto Rico, in the City of San Juan, Puerto Rico, today, July 13, 2022.

Omar J. Marrero Díaz

Secretary of State

16

WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE

BOARD OF DIRECTORS OF

AeroCarveUS Corporation

A PUERTO RICO CORPORATION

The undersigned, being all of the duly appointed and acting members of the Board of Directors of AeroCarveUS Corporation, a Puerto Rico corporation (the “Corporation”), do hereby consent to the adoption of, and do hereby adopt, the following resolutions with the same force and effect as if adopted at a meeting of the Board of Directors duly called and held, pursuant to Section 3561(e) of the Puerto Rico General Corporations Act and pursuant to the bylaws of the Corporation.

1.	Amendment to Certificate of Incorporation; Name Change

WHEREAS, the Board has determined that it is in the best interests of the Corporation to amend its Certificate of Incorporation to change the name of the Corporation to “Unusual Machines, Inc.,”

RESOLVED, that the Board hereby authorizes and approves and recommends to the shareholders of the Corporation an amendment to the Certificate of Incorporation of the Corporation to change the name of the Corporation to “Unusual Machines, Inc.”

2.	Appointment of Brandon Torres Declet as Chief Executive Officer and as Chairman of the Board of Directors.

WHEREAS, Brandon Torres Declet has consented in writing to act as Chairman of the Board of Directors of the Corporation and as the new Chief Executive Officer of the Corporation; and

RESOLVED, that the Board hereby appoints Brandon Torres Declet as Chairman of the Corporation, to serve until the next annual meeting or until removed by other action as stated in the Corporation’s bylaws; and

FURTHER RESOLVED, that the Board hereby appoints Brandon Torres Declet to serve as Chief Executive Officer of the Corporation, to hold office until his resignation or removal by the Board of Directors.

3.	Authorization of Corporate Actions.

Each officer of the Corporation is hereby authorized and directed to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Corporation, or otherwise, as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions and any of the transactions contemplated thereby.

All actions heretofore taken by any director or officer of the Corporation in connection with any matter referred to in the foregoing resolutions are hereby approved, ratified, and confirmed in all respects.

17

Written Consent To Action

Without Meeting of the Board of Directors of

AeroCarveUS Corporation

The secretary and any assistant secretary of the Corporation, or any other officer of the Corporation, is hereby authorized to certify and deliver, to any person to whom such certification and delivery may be deemed necessary or appropriate in the opinion or such officer, a true copy of the foregoing resolutions.

Approval

Dated: June 6, 2022

The undersigned, being all the members of the Board of Directors of AeroCarveUS Corporation, waive the required notice of meeting and consent to all actions taken hereby.

Jeffrey Thompson

18

Government of Puerto Rico Department of State Transaction Date: 17-Aug-2022 Register No: 430601 Order No: 2335880

Amendment to Articles of Incorporation

430601 - UNUSUAL MACHINES, INC.

A resolution was adopted setting forth (a) proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the following Article(s)

Designated Office

Its designated office in the Government of Puerto Rico will be located at:

Street Address	151 CALLE DE SAN FRANCISCO, STE 200 PMB 2106, SAN JUAN, PR, 00901-1607
Mailing Address	151 CALLE DE SAN FRANCISCO, STE 200 PMB 2106, SAN JUAN, PR, 00901-1607
Telephone	(939) 200-9400

Supporting Documents

Document	Date Issued
Corporate Resolution	16-Aug-2022

STATEMENT UNDER PENALTY OF PERJURY

IN WITNESS WHEREOF, I, LOMBA, LUIS [CPA - CPA] the undersigned, being authorized to file amendment(s) for the corporation, hereby swear that the facts herein stated in this certificate are true, this 17th day of August, 2022.

19

CERTIFICATE OF AMENDMENT

I, Omar J. Marrero Díaz, Secretary of State of the Government of Puerto Rico,

CERTIFY: That, UNUSUAL MACHINES, INC., register number 430601, filed the following transaction on August 17, 2022, at 11:09 AM:

Change of Designated Office

Previous	Current
165 PONCE DE LEON AVE, SECOND FLOOR,	151 CALLE DE SAN FRANCISCO, STE 200
SAN JUAN, PR, 00917-1235	PMB 2106, SAN JUAN, PR, 00901-1607

165 PONCE DE LEON AVE, SECOND FLOOR,	151 CALLE DE SAN FRANCISCO, STE 200
SAN JUAN, PR, 00917-1235	PMB 2106, SAN JUAN, PR, 00901-1607

(939) 200-9400	(939) 200-9400

IN WITNESS WHEREOF, the undersigned by virtue of the authority vested by law, hereby issues this certificate and affixes the Great Seal of the Government of Puerto Rico, in the City of San Juan, Puerto Rico, today, August 17, 2022.

Omar J. Marrero Díaz

Secretary of State

20

August 16, 2022

Department of State of Puerto Rico

CII San Jose

San Juan, Puerto Rico 00901

RE: Administrative Resolution Unusual Machines, Inc.

Registry Number: 430601

The Board Directors of Unusual Machines, Inc. authorizes the change of the Office & Mailing Address; effective the day this Administrative Resolution is submitted to Department of State of Puerto Rico.

Current Office Address	Amended Office Address
165 Ave Ponce de Leon Suite 201	151 Calle de San Francisco STE 200 PMB 2106
San Juan, PR 00917-1235	San Juan, PR 00901-1607

Current Mailing Address	Amended Mailing Address
165 Ave Ponce de Leon Suite 201	151 Calle de San Francisco STE 200 PMB 2106
San Juan, PR 00917-1235	San Juan, PR 00901-1607

Serve this also to authorize the Firm of Authorized Public Accountants HLB Puerto Rico, LLC to represent the entity before the Department of State of Puerto Rico.

Brandon Torres Declet

CEO

Unusual Machines, Inc.

21

430601 - UNUSUAL MACHINES, INC.

Se adoptó una resolución en la cual consta una(s) enmienda(s) propuesta(s) al Certificado de Incorporación de dicha corporación, consignando la conveniencia de dicha(s) enmienda(s).

RESUÉLVASE, que el Certificado de Incorporación de esta corporación quede enmendado en el/los siguiente(s) Artículo(s):

Descripción de Enmienda

Amended and Restated Certificate of Incorporation and Series B Convertible Preferred Stock Certificate of Designation

Documentos de Apoyo

Documento	Fecha de Emisión
Resolución Corporativa	16-dic-2022
Otro	16-dic-2022
Otro	16-dic-2022

DECLARACIÓN BAJO PENA DE PERJURIO

EN TESTIMONIO DE LO CUAL, Yo, Conway, Annick [Abogado/Paralegal - Paralegal], el suscribiente, estando autorizado a radicar enmienda(s) para la corporación, juro que los datos contenidos en este certificado con ciertos, hoy, día 16 del mes de diciembre del año 2022.

22

CERTIFICADO DE ENMIENDA

Yo, Omar J. Marrero Díaz, Secretario de Estado del Gobierno de Puerto Rico,

CERTIFICO: Que el 16 de diciembre de 2022 a las 04:30 p.m., "UNUSUAL MACHINES, INC.", registro número 430601, efectuó la siguiente enmienda:

Descripción

Amended and Restated Certificate of Incorporation and Series B Convertible Preferred Stock Certificate of Designation

EN TESTIMONIO DE LO CUAL, firmo el presente y hago estampar en él el Gran Sello del Gobierno de Puerto Rico, en la ciudad de San Juan, Puerto Rico, hoy, 16 de diciembre de 2022.

Omar J. Marrero Díaz

Secretario de Estado

23

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
UNUSUAL MACHINES, INC.
a Puerto Rico corporation

1.    The name of the corporation is Unusual Machines, Inc. (the “Corporation”).

2.    The registered agent for service of process is Jeff Thompson, and the registered address is:

165 PONCE DE LEON AVE

SECOND FLOOR

SAN JUAN, PR 00917-1235.

3.    The purpose of the Corporation is to engage in any lawful activity.

4.    The total authorized shares of capital stock of the Corporation is 510,000,000 shares, consisting of: (i) 500,000,000 shares of common stock, par value $0.01 per share, and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share, which shares of preferred stock may be issued from time-to-time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the Board of Directors of the Corporation as hereinafter provided. In connection with the establishment of any such series of preferred stock, the Board of Directors may determine and fix the designation of and the number of shares comprising such series, and such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the Puerto Rico General Corporations Act (the “PRGCL”).

5.    Limitation of Liability. The liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the PRGCL. If the PRGCL is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors, the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the PRGCL, as so amended from time to time. Any repeal or modification of this paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

6.    Indemnification.

(a)               To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of the PRGCL to) directors, officers and agents of the Corporation (and any other persons to which the PRGCL permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise required or permitted by the PRGCL. Any amendment, repeal or modification of the foregoing provisions of this Section 6 shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

(b)               Notwithstanding the indemnification provided for by this Section 6, the Corporation’s Bylaws, or any written agreement, such indemnity shall not include any advancement of expenses incurred by such indemnitees relating to or arising from any proceeding in which the Corporation asserts a direct claim against an indemnitee, or an indemnitee asserts a direct claim against the Corporation, whether such claim is termed a complaint, counterclaim, crossclaim, third-party complaint or otherwise. Following the termination of any proceeding, the Corporation may provide indemnification in accordance with this Section 6, the Company’s Bylaws, any written agreement or the PRGCL.

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7. Exclusive Jurisdiction and Venue.

(a)                Puerto Rico Courts. This Certificate of Incorporation and the internal affairs of the Corporation shall be governed by and interpreted under the laws of the State of Commonwealth of Puerto Rico, excluding its conflict of laws principles. Unless the Corporation consents in writing to the selection of an alternative forum, the State Courts located in the Commonwealth of Puerto Rico shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation (except to the extent that the Securities Exchange Act of 1934 provides otherwise), (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer (or affiliate of any of the foregoing) of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the PRGCL or the Corporation’s Certificate of Incorporation or Bylaws, or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine.

(b)               United States District Court. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive jurisdiction for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933.

(c)                Venue. The United States District Court for the District of Puerto Rico shall be the exclusive venue with respect to any cause of action arising under the Securities Act of 1933 or the Securities Exchange Act of 1934.

(d)               Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed this Certificate this 14th day of December, 2022.

By: /s/ Brandon Torres Declet

Name:  Brandon Torres Declet

Title:    Chief Executive Officer

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CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES B CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 3581 OF THE

GENERAL CORPORATION LAW OF THE COMMONWEALTH OF PUERTO RICO

The undersigned, Chief Executive Officer of Unusual Machines, Inc. a Puerto Rican corporation (the “Corporation”), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Corporation by unanimous written consent on December 14, 2022;

WHEREAS, the Board of Directors is authorized within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, as amended, to provide by resolution or resolutions for the issuance of 1,000 shares of Preferred Stock, par value $0.01 per share, of the Corporation, in such Series B and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the Corporation’s Board of Directors shall fix by resolution or resolutions providing for the issuance thereof duly adopted by the Board of Directors; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series;

NOW, THEREFORE, BE IT RESOLVED:

Section 1. Designation and Authorized Shares. The Corporation shall be authorized to issue 1,000 shares of Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”).

Section 2. No Voting Right. Except as otherwise expressly required by law, the Series B Preferred Stock shall not be entitled to vote on any matters submitted to shareholders of the Corporation.

Section 3. Conversion.

(a)         Conversion Right. Each holder of Series B Preferred Stock may, from time to time, convert any or all of such holder’s shares of Series B Preferred Stock into fully paid and non-assessable shares of Common Stock in an amount equal to 10,000 shares of Common Stock for each share of Series B Preferred Stock converted in accordance with the provisions of this Certificate of Designation.

(b)        Conversion Procedure. In order to exercise the conversion privilege hereunder, the holder of any shares of Series B Preferred Stock to be converted shall give written notice to the Corporation at its principal office that such holder elects to convert such shares of Series B Preferred Stock or a specified portion thereof into shares of Common Stock as set forth in such notice. Within three business days following the Corporation’s receipt of a written notice of conversion setting forth the number of shares of Series B Preferred Stock being converted (the “Conversion Notice”) is delivered by the holder to the Corporation, the Corporation shall issue the number of shares of Common Stock determined pursuant to this Section 4, which shares of Common Stock may be certificated or in book entry form as the Corporation may elect. In case of conversion hereunder of only a part of the shares of Series B Preferred Stock held by the holder, the Corporation shall update its stock ledger for the Series B Preferred Stock to reflect the holders’ shares of Series B Preferred Stock which have not been converted. The Corporation shall pay all documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

(c)        Maximum Conversion. (i) Notwithstanding anything to the contrary set forth in this Certificate of Designation, at no time may all or a portion of the Series B Preferred Stock be converted as to a holder if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock beneficially owned by such holder at such time, the number of shares of Common Stock which would result in the holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (the “Blocker”); provided, however, that the holder may, upon the holder providing the Corporation with sixty-one (61) days’ advance written notice (the “4.99% Waiver Notice”), amend this Section 5(c)(i) to increase the Blocker to up to 9.99%.

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(ii) Notwithstanding anything to the contrary set forth in this Certificate of Designation, and for the avoidance of doubt, at no time may all or a portion of the Series B Preferred Stock be converted if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by the holder at such time, would result in the holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time.

Section 4. Other Provisions.

(a)        Reservation of Common Stock. The Corporation shall at all times reserve from its authorized Common Stock a sufficient number of shares to provide for conversion of all Series B Preferred Stock from time to time outstanding.

(b)        Record Holders. The Corporation and its transfer agent, if any, for the Series B Preferred Stock may deem and treat the record holder of any shares of Series B Preferred Stock as reflected on the books and records of the Corporation as the sole true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.

Section 5. Restriction and Limitations. Except as expressly provided herein or as required by law so long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of at least a majority of the then outstanding shares of the Series B Preferred Stock, take any action which would adversely and materially affect any of the preferences, limitations or relative rights of the Series B Preferred Stock.

Section 6. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Corporation, at any time while the Series B Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to the Series B Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, each share of Series B Preferred Stock and the conversion ratio therefore shall be proportionately adjusted, such that the holder be entitled to receive such consideration as if such number of shares of Series B Preferred had been, immediately prior to such foregoing dividend, distribution, subdivision, combination or reclassification, the holder of the number of shares of Common Stock into which it could convert at such time. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

Section 7. Equal Treatment of Holders. No consideration (including any modification of this Certificate of Designation or related transaction document) shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of this Certificate of Designation or related transaction document unless the same consideration is also offered to all of holders of the outstanding shares of Series B Preferred Stock. For clarification purposes, this provision constitutes a separate right granted to each holder by the Corporation and negotiated separately by each holder, and is intended for the Corporation to treat all holders of the Series B Preferred Stock as a class and shall not in any way be construed as such holders acting in concert or as a group with respect to the purchase, disposition or voting of the Series B Preferred Stock or otherwise.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has executed this Certificate this 13th day of December 2022.

By: /s/ Brandon Torres Declet

Name:  Brandon Torres Declet

Title:    Chief Executive Officer

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UNANIMOUS WRITTEN CONSENT OF
THE BOARD OF DIRECTORS OF
UNUSUAL MACHINES, INC.

The undersigned, being all the members of the Board of Directors (the “Board”) of Unusual Machines, Inc., a Puerto Rico corporation (the “Company”), hereby consent to the following action in lieu of holding a meeting, all pursuant to Section 35561(e) of the Puerto Rico General Corporations Act.

RESOLVED, that the Amended and Restated Certificate of Incorporation of the Company in the form attached as Exhibit A, to among other things, increase the Company’s authorized common stock from 90,000,000 shares to 500,000,000 shares and provide for certain exclusive jurisdiction and venue provisions with respect to certain actions (the “Charter Amendment”) is hereby approved and submitted to the stockholders of the Company of record as of the date of complete execution of this Unanimous Written Consent for approval, and the Board recommends that such stockholders approve the Charter Amendment; it is further

RESOLVED, that the Board approves and authorizes the execution and filing of a Certification of Designation in the form attached as Exhibit B (the “Series B COD”) designating 1,000 shares of a new series of preferred stock of the Company as “Series B Convertible Preferred Stock” (the “Series B”), with the rights, preferences and limitations as set forth in the Series B COD, which Series B shall be non-voting and shall be convertible into shares of the Company’s common stock at a ratio of one-for-10,000, subject to beneficial ownership limitations all as more particularly set forth in Series B COD; it is further

RESOLVED, that the proper officers of the Company are authorized and empowered to take such further action as is reasonably necessary to carry out fully the effect of the foregoing resolutions; and it is further

RESOLVED, that this Unanimous Written Consent may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Unanimous Written Consent may be by actual, electronic, or facsimile signature.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned member of the Board of Directors have executed this Unanimous Written Consent effective as of the date set forth below.

December 12, 2022	/s/Brandon Torres Declet
Brandon Torres Declet, Director

December 12, 2022	/s/ Jeffrey Thompson
Jeffrey Thompson, Director

December 12, 2022	/s/ Robert Lowry
Robert Lowry, Director

December 12, 2022	/s/ Cristina Colon
Cristina Colon, Director

December 12, 2022	/s/ Thomas Walker
Thomas Walker, Director

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Exhibit A

Amended and Restated
Certificate of Incorporation

[Attached]

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Exhibit B

Certificate of Designation of
Series B Convertible Preferred Stock

[Attached]

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